AGREEMENT

        THIS AGREEMENT is made as of the 1st day of June, 1997, by and between DVI FINANCIAL SERVICES, INC., a Delaware corporation ("DVI") and NEPTUNE TECHNOLOGY LEASING CORPORATION, a Michigan corporation ("Neptune").

                                   Background

         A. Neptune, a wholly owned subsidiary of Intelligent Decision Systems, Inc. ("IDS"), is in the business of financing and leasing medical equipment and other medical related assets.

         B. Digital Sciences, Inc. ("DSI") has created computer hardware and software systems for use by nursing homes and physicians. These systems are respectively known as the "Vision System(s)" and the "Focus System(s)" (hereinafter referred to collectively as the "System(s)").

         C. DSI has granted Neptune, directly and through DSI's wholly owned subsidiary, DSI Financial Corporation ("DFC"), the exclusive right to purchase the Systems, on a unit by unit basis, when an end user has been identified who desires to lease the right to use the subject System.

         D. DFC in turn has granted Neptune the exclusive right to purchase all of the Systems which DFC purchases from DSI.

         E. Neptune either (i) leases the subject System directly to the end user pursuant to a Rental Agreement, a true and correct copy of the form of which has been delivered to DVI by Neptune (the "Rental Agreement"), or (ii) leases the subject System to DFC pursuant to a Master Lease Agreement dated as of March 6, 1996, a true and correct copy of which has been delivered to DVI by Neptune (the "DFC Lease"), and DFC in turn subleases the subject System to the end user pursuant to the Rental Agreement, which Rental Agreement is then assigned to Neptune as additional security under the DFC Lease.

         F. Neptune has agreed to offer to sell and assign to DVI, on a lease by lease basis, all of Neptune's right, title and interest in certain new lease transactions for the lease of Systems to end users (whether directly or through DFC), along with Neptune's right, title and interest in any security which is part of such new lease transaction (hereinafter referred to individually as a "System Loan" and collectively as the "System Loans"), on the terms contained in this Agreement.

         G. As part of Neptune's business, Neptune also finances the purchase and/or lease of other machinery, equipment and assets relating to the medical business (hereinafter referred to as the "Non-System Loan(s)").

         H. Neptune has also agreed to offer to sell and assign to DVI certain of the Non-System Loans on the terms contained in this Agreement.

         I. On September 6, 1994, Neptune Technology Leasing Corp., a Delaware corporation ("Old Neptune"), sold and assigned to DVI an equipment loan with American Mobile Imaging, L.C. ("AMI") for the sum of $419,265 (the "AMI Loan").

         J. The AMI Loan transaction was documented by, among other things, a certain Assignment Agreement dated September 6, 1994 from Old Neptune to DVI.

         K. AMI subsequently defaulted under the AMI Loan, which resulted in a loss to DVI of principal interest, late fees and costs of collection in excess of $450,000 (collectively, the "DVI Losses").

         L. A dispute has arose between DVI, Old Neptune and Neptune as to whether Old Neptune and Neptune are required under the Assignment Agreement to repurchase the AMI Loan and/or reimburse DVI for the DVI Losses.

         M. In order to avoid litigation, DVI is willing to release its claim for the DVI Losses against both Old Neptune and Neptune in consideration of Neptune making certain payments and granting certain rights to DVI, as more fully set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

              1.       AMI Loan.

                         (a)     Neptune agrees to pay to DVI, on account of the
DVI Losses, an amount  equal to the AMI  Repayment (hereinafter defined).

                         (b)     The  AMI Repayment shall be paid by Neptune  to
DVI in installment  payments in accordance with the terms of subparagraphs 2 (d)
(ii) and 3 (d)(ii) below (any payments made by Neptune to DVI under subparagraphs 2 (d) (ii) and 3 (d) (ii) below are hereinafter referred to as the "Credit Payments"), subject to the minimum payments required by Neptune under subparagraph 1 (c) below. The term "Credit Payments" shall also include any other supplemental payment made by Neptune to DVI during the term of this Agreement and which have been specifically agreed to by DVI and Neptune in writing to have been made on account of the AMI Repayment.

                         (c)    Notwithstanding  anything   contained  in   this
Agreement to the contrary,
                                   (i)   If  the  total amount  of  the   Credit
Payments, for the period from June 1, 1997 through May 31, 1998, is less than $60,000, then Neptune shall pay to DVI, on account of the AMI Repayment, by June 10, 1998, in addition to all other obligations of Neptune hereunder, the difference between $60,000 and the total amount of the Credit Payments for the aforesaid one (1) year.

                                   (ii)  If  the  total  amount of  the   Credit
  Payments, for the period from June 1, 1997 through May 31, 1999, is less than $120,000, then Neptune shall pay to DVI, on account of the AMI Repayment, by June 10, 1999, in addition to all other obligations of Neptune hereunder, the difference between $120,000 and the total amount of the Credit Payments for the aforesaid two (2) years.

                                   (iii)  If  the  total  amount  of the  Credit
  Payments, for the period from June 1, 1997 through May 31, 2000, is less than $180,000, then Neptune shall pay to DVI, on account of the AMI Repayment, by June 10, 2000, in addition to all other obligations of Neptune hereunder, the difference between $180,000 and the total amount of the Credit Payments for the aforesaid three (3) years.

                                   (iv)   If the  total  amount  of  the  Credit
  Payments, for the period from June 1, 1997 through May 31, 2001, is less than $240,000, then Neptune shall pay to DVI, on account of the AMI Repayment, by June 10, 2001, in addition to all other obligations of Neptune hereunder, the difference between $240,000 and the total amount of the Credit Payments for the aforesaid four (4) years.

                         (d) The total amount of the AMI Repayment shall be determined based on the amounts required to be paid by Neptune under subparagraphs 2 (d) (ii) and 3 (d) (ii) below, but in no event shall the total amount of the AMI Repayment be less than $240,000 or more than $400,000.

                         (e) The term of Neptune's exclusive agreement with DSI and/or DFC to purchase and lease back the Systems shall not in any way suspend, affect or modify Neptune's payment obligations under subparagraph 1 (c) above.

  (f) Neptune shall be entitled to a credit, to be applied on account of the AMI Repayment as of June 1, 1997, based on the total of all payments tendered by Neptune to DVI on account of the DVI Losses prior to the date of this Agreement, in the amount of $4,400.00.

              2.       System Loans.

                         (a)  Neptune agrees  to offer to sell and assign to DVI
all of the System Loans for the Vision System on an exclusive basis and for the Focus System on a non-exclusive basis. DVI shall have the first option, in DVI's sole discretion, to purchase any or all of the System Loans as and when each System Loan is presented by Neptune to DVI for DVI's consideration.

                         (b) Neptune  shall  deliver to  DVI, at  least five (5)
business days prior to the scheduled date of funding of any new System Loan (whether directly with the end user or through DFC under the DFC Lease), all lease transaction, credit and related information and documentation that DVI may reasonably request in order for DVI to evaluate whether it desires to purchase such System Loan. Neptune shall cooperate with any reasonable requests from DVI for any additional documentation or information that DVI may require in order to render a decision on whether to purchase a particular System Loan. Within five
(5) business days after the date when DVI receives the aforesaid documentation and information, DVI shall notify Neptune whether or not DVI has elected to purchase such System Loan. If DVI fails to notify Neptune of its decision with respect to a particular System Loan by the five (5) business day deadline referenced above in this subparagraph, then DVI shall be deemed to have elected not to purchase such System Loan.

                         (c)  If DVI elects not to purchase a particular  System
Loan, then Neptune shall be permitted to sell such System Loan to a third party; provided, however, if the business terms of such System Loan (i.e., principal amount, interest rate, term, security, etc.) shall subsequently change in any material respect, then Neptune shall be required to re-offer said System Loan to DVI for DVI's reconsideration.

                         (d)  If  DVI  elects  to  purchase  a  System Loan, the
purchase price shall be calculated as follows:

                                   (i)    An amount equal to the total remaining
payments due under the System Loan discounted back to the date of Closing (hereinafter defined) at an interest rate equal to ____ basis points (___%) over the published rate of U.S. Treasury Bonds and Notes (with a term as equal as is possible to the same term as the System Loan being purchased) (hereafter, the

"Equivalent Treasury Rate") on the date when DVI notified Neptune of its election to purchase said System Loan.

                                   (ii)   The sum of $300 shall be deducted from
the amount calculated under subparagraph 2 (d) (i) above for each of the System Loans being purchased by DVI. The aforesaid $300 deduction shall be applied as of the date of Closing on account of the AMI Repayment.

                         (e)  The  form  of documentation to be used by  Neptune
for the System Loans, along with any revisions thereto, shall be subject to DVI's and Neptune's reasonable approval and shall include the documentation set forth on the Schedule of Required Documentation attached hereto as Exhibit "A". DVI shall have the right to request Neptune to make reasonable revisions to said form documentation as from time to time is reasonably requested by DVI during the term of this Agreement, which requests shall not be unreasonably denied by Neptune.

                         (f)  The  form  of  Assignment,  along  with  any other
related documents, required to document the sale and assignment of any of the System Loans from Neptune to DVI, shall be subject to DVI's and Neptune's reasonable approval. Both Neptune and DVI shall have the right to request reasonable revisions to the aforesaid Assignment during the term of this Agreement. Without limiting the foregoing, the Assignment will contain customary representations and warranties by Neptune with respect to the loans being sold and assigned thereunder including, without limitation, the validity of and authenticity of the underlying lease documents and security.

              3.       Non-System Loans.

                         (a)  Neptune agrees to offer, on a non-exclusive basis,
to sell and assign to DVI any Non-System Loans that Neptune elects to offer to DVI for DVI's consideration (the aforesaid Non-System Loans are hereinafter referred to individually as a "N/S Loan" and collectively as the "N/S Loans").

                         (b)  Neptune shall deliver  to DVI,  at least  ten (10)
business days prior to the scheduled date of funding under any new N/S Loan, if presented by Neptune to DVI for purchase, all lease transaction, credit and related information and documentation that DVI may reasonably request in order for DVI to evaluate whether it desires to purchase such N/S Loan and, if applicable, the Third Party Price Calculation (hereinafter defined). Neptune shall cooperate with any reasonable requests from DVI for any additional documentation or information that DVI may require to render a decision on whether to purchase a particular N/S Loan. Within ten (10) business days after the date when DVI receives the aforesaid documentation and information, DVI shall notify Neptune as to whether or not DVI has elected to purchase such N/S Loan. If DVI fails to timely notify Neptune of its decision with respect to a particular N/S Loan, then DVI shall be deemed to have elected not to purchase such N/S Loan.

                         (c)    If DVI elects not to  purchase a particular  N/S
Loan, if presented by Neptune to DVI for purchase, then Neptune shall be permitted to sell such N/S Loan to a third party; provided, however, if the business terms of such N/S Loan (i.e., principal amount, interest rate, term, security, etc.) shall subsequently change in any material respect, then Neptune shall be required to re-offer said N/S Loan to DVI for DVI's reconsideration.

                         (d)  If DVI elects to purchase a N/S Loan, the purchase
price shall be equal to:


the lessor of the DVI Price Calculation or the Third Party Price Calculation. For purposes of this Paragraph 3, the DVI Price Calculation shall be an amount equal to the total remaining payments due under the N/S Loan discounted back to the date of Closing at an interest rate equal to ___ basis points (____%) over the Equivalent Treasury Rate on the date when DVI notified Neptune of its election to purchase said N/S Loan. The Third Party Price Calculation shall be an amount equal to any purchase price that Neptune has been offered from any independent third party financing source for the N/S Loan being offered to DVI.

                                   (ii)   If the interest due under the N/S Loan
being purchased by DVI is equal to or greater than ___ basis points (__%) over the Equivalent Treasury Rate, then the following amount shall be deducted from the amounts calculated under subparagraph 3 (d) (i) above for each of the N/S Loans being purchased by DVI:

                           o If the interest rate due under the N/S Loan is ____ to ___ basis points (__% to ___%) over the Equivalent Treasury Rate, then .5% of the original cost of the subject equipment (the "Original Cost") shall be deducted.

                           o If the interest rate due under the N/S Loan is ___ to ____ basis points (____% to ____%) over the Equivalent Treasury Rate, then .75% of the Original Cost shall be deducted.

                           o If the interest rate due under the N/S Loan is ____ or more basis points (___% or greater) over the Equivalent treasury Rate, then 1% of the Original cost shall be deducted.

All amounts calculated under this subparagraph 3 (d) (ii), if the subject N/S Loan is purchased by DVI, shall be applied as of the date of Closing on account of the AMI Repayment.

                         (e)    The  form of documentation to be used by Neptune
for the N/S Loans, along with any revisions thereto, shall be subject to both Neptune's and DVI's reasonable approval. DVI shall have the right to request Neptune to make reasonable revisions to said form documentation as from time to time is reasonably requested by DVI during the term of this Agreement, which requests shall not be unreasonably denied by Neptune.

                         (f)     The  form of  Assignment,  along with any other
related documents, required to document the sale and assignment of any of the N/S Loans from Neptune to DVI, shall be subject to DVI's and Neptune's reasonable approval. Both Neptune and DVI shall have the right to request reasonable revisions to the aforesaid Assignment and other related documents during the term of this Agreement. Without limiting the foregoing, the Assignment will contain customary representations and warranties by Neptune with respect to the loans being sold and assigned thereunder including, without limitation, the validity of and authenticity of the underlying lease or loan documents and security.

              4.    Term.

                         (a)   The term of this Agreement shall commence on June
1, 1997 and terminate on May 31, 2001.

                         (b)    If  and  when  Neptune has  paid DVI the sum  of
$400,000 on account of the AMI Repayment, then no further deductions shall be taken against the purchase price under subparagraphs 2 (d) (ii) and 3 (d) (ii) above; however, all other terms and conditions contained in this Agreement shall continue in full force and effect through May 31, 2001.

              5.       Closing.

                         (a)    The term "Closing" hereunder shall be defined to
mean the date when DVI purchases a System Loan or a N/S Loan from Neptune hereunder (i.e., payment of the purchase price and the delivery of the Assignment Agreement).

                         (b)   Unless otherwise agreed to by DVI, the Closing on
any System Loan or N/S Loan shall be completed on the same date as when Neptune completes funding thereunder with the respective end user or DFC as the case may be.

                         (c)    Any rental payments that were pre-paid under any
of the System Loan and/or the N/S Loans, prior to Closing for periods subsequent to Closing, shall be credited against the purchase price owed by DVI to Neptune hereunder.

              6. Notices. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been properly given if personally delivered, sent by facsimile (with confirmation being retained in the sender's file), or sent by private overnight express carrier, such a Federal Express, next day delivery, charges pre-paid addressed as follows:

                  If intended for DVI:
                                       Joseph F. Malott, Director,
                                       Credit Documentation
                                       DVI, Inc.
                                       500 Hyde Park
                                       Doylestown, PA 18901
                                       Fax: (215) 230-8108

                  with a copy to:

                                       Robert W. Gundlach, Esquire
                                       Fox, Rothschild, O'Brien & Frankel
                                       2000 Market Street, 10th Floor
                                       Philadelphia, PA 19103
                                       Fax: (215) 299-2150

                  If intended for
                  Neptune:             Eugene J. Feher, President
                                       Neptune Technology Leasing Corp.
                                       88 Danbury Road
                                       Wilton, CT 06897
                                       Fax:  (203) 762-0921

                   with a copy to:     David M. Keller, Esquire
                                       Intelligent Decision Systems, Inc.
                                       2025 East Beltline Avenue, S.E. Suite 400
                                       Grand Rapids, MI 49546
                                       Fax:  (616) 285-0249

or at such other address for which DVI or Neptune shall have been given notice as herein provided. Notices by the parties may be given on their behalf by their respective counsel. All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes on the date of delivery, if personally delivered or sent by facsimile, or the date of deposit, if sent by private overnight express courier.

                  7. Neptune's Default. In the event Neptune violates or fails to fulfill or perform any of the terms contained in this Agreement required to be performed by Neptune, then DVI shall have the right, after the delivery to Neptune of written notice specifying the nature of such default and Neptune's failure to cure any such default within fourteen (14) days after the receipt of such notice, in DVI's option and in lieu of any other remedy which may be available to DVI at law or in equity (including, without limitation, the right to compel specific performance of Neptune's obligations hereunder or the right to reimburse DVI for any lost profits or costs), to terminate this Agreement, whereupon Neptune shall be immediately required to pay to DVI the difference between $240,000 and the total amount of the Credit Payments through the date of termination.

                  8. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules out of its Philadelphia, Pennsylvania office, and judgment on the award rendered by the arbitration(s) may be entered in any Court having jurisdiction thereof. The non-prevailing party in any such arbitration proceedings (who shall be determined by the arbitrator(s)) shall be required to reimburse the prevailing party for all reasonable attorney's fees and costs incurred by the prevailing party in such arbitration proceedings.

                  9. Release. In consideration of the agreements contained in this Agreement (including, without limitation, Neptune's agreement under Paragraph 1 (c) above), DVI and Neptune each shall release and forever discharge the other from any and all actions, causes of action, suits, claims and demands of every kind and nature whatsoever, whether now known or hereafter to become known, anticipated or unanticipated, which either party ever had, now has or may have had, by reason of any matter, cause or thing whatsoever, arising out of, related to or in any way connected with the AMI Loan. Nothing contained in this paragraph shall prevent DVI from enforcing the terms contained in this Agreement.

                  10. Representations and Warranties. Neptune hereby represents and warrants that the information contained in the "Background" section of this Agreement (other than with respect to the amount of the DVI Losses) is true and correct.

                  11.      Miscellaneous.

                         (a)     The headings in this Agreement are inserted for
convenience of reference only and in no way defined, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

                         (b)      This Agreement shall be binding upon and inure
to the benefit of the parties hereto and their respective successors and assigns.

                         (c)      Neptune shall not have the right to assign its
rights and/or obligations under this Agreement.

                         (d)      This  Agreement  contains the entire agreement
between Neptune and DVI concerning the subject matter hereof.

                         (e)   This Agreement shall be governed by and construed
in accordance with the laws of the Commonwealth of Pennsylvania.


         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first above written.

                                           DVI  FINANCIAL SERVICES, INC.


Attest:  /s/ Arlene Antonelli              By: /s/  Joseph F. Malott
         -------------------------            -------------------------------
                                                  (Vice) President


NEPTUNE TECHNOLOGY LEASING
CORPORATION


Attest:  /s/ Jonathan Preiser               By: /s/  Eugene J. Feher
         ------------------------              ------------------------------
                                                  Eugene J. Feher, President

GUARANTY AND SURETY

        A. The undersigned, intending to be legally bound hereby, has agreed to guarantee and act as a surety for, the full performance of all the monetary obligations of Neptune Technology Leasing Corporation under this Agreement.

                                              INTELLIGENT DECISION SYSTEMS, INC.

Attest:  /s/ David M. Keller                By: /s/  Mark A. Babin
         ------------------------              ------------------------------
                                                    President




        B. The undersigned, intending to be legally bound hereby, consents to, and agrees to cooperate with Neptune Technology Leasing Corporation in connection with, the sale and assignment of any System Loans to DVI in accordance with the terms of this Agreement.


         DIGITAL SCIENCES, INC.

Attest:  /s/ Jonathan Preiser                  By: /s/  David Horowitz
         -------------------------                ---------------------------
                                                       President


         DSI FINANCIAL CORPORATION

Attest:  /s/ David M. Keller                  By: /s/  David Horowitz
         -------------------------                ---------------------------
                                                       President


INTELLIGENT DECISION SYSTEMS, INC.

Attest:  /s/ David M. Keller                   By: /s/  Mark A. Babin
         -------------------------                ---------------------------
                                                      President